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As filed with the Securities and Exchange Commission December 27, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACIFIC NORTHWEST BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Washington (State or Other Jurisdiction of Incorporation or Organization)	91-1691216 (I.R.S. Employer Identification No.)

1111 Third Avenue, Suite 250, Seattle, Washington 98101
(Address of Principal Executive Offices, including Zip Code)

AMENDED AND RESTATED PACIFIC NORTHWEST BANCORP
SALARY DEFERRAL 401(K) PLAN
(Full Title of the Plan)

Patrick M. Fahey
President and Chief Executive Officer
1111 Third Avenue, Suite 250
Seattle, Washington 98101
(Name and Address of Agent for Service)

(206) 624-0600
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Michael McArthur-Phillips, Esq.
Davis Wright Tremaine
1300 SW Fifth Avenue, Suite 2300
Portland, Oregon 97201-5682
(503) 241-2300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered (1)(2)(3)(4)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	500,000	$20.65	$10,325,000	$2,467.68

(1)
Represents an estimate of the maximum number of shares that may be acquired in open market purchases under the Amended And Restated Pacific Northwest Bancorp Salary Deferral 401(K) Plan (the "Plan").

(2)
This Registration Statement also relates to such additional and indeterminable number of shares of Common Stock as may become issuable as a result of stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.

(3)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, the price per share was determined by calculating the average of the high and low prices of the Common Stock as reported in the Nasdaq National Market on December 24, 2001.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Pacific Northwest Bancorp, a Washington corporation (the "Registrant") are hereby incorporated by reference into this Registration Statement:

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 28, 2001;

  (b)
  The Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001 filed with the Commission on May 11, 2001, August 14, 2001 and November 13, 2001, respectively;

  (c)
  The Registrant's Current Reports on Form 8-K filed with the Commission on March 21, 2001 and August 23, 2001; and

  (d)
  The description of the Common Stock set forth in the Registrant's Registration Statement on Form S-4 (File No. 333-85585) originally filed with the Commission on August 19, 1999, including any amendments or reports filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interest of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    The Washington Business Corporation Act ("WBCA") sets forth certain mandatory and permissive provisions which a Washington corporation may utilize in indemnifying and/or advancing expenses to its directors, officers, employees and agents. The WBCA also authorizes a corporation to adopt its own provisions governing indemnification and advancement of expenses. Such provisions must be contained in the corporation's articles of incorporation, a bylaw adopted or ratified by shareholders, or a resolution adopted or ratified by shareholders. In no case, however, may such provisions authorize indemnification or advancement of expenses to any director, officer, employee or agent for (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA (regarding unlawful distributions), and (c) conduct from which the person received a benefit in money, property or services to which he or she was adjudged to be not legally entitled.

    Pursuant to the Registrant's Articles of Incorporation, the Registrant will, to the fullest extent permitted by the WBCA, indemnify the officers, directors, agents and employees of the Registrant with respect to expenses, settlements, judgments and fines in suits in which such person was made a party by reason of the fact that he or she is or was an agent of the Registrant. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The Registrant's Bylaws also require indemnification of its directors, officers, employees and agents with respect to expenses, settlements, judgments and fines in legal proceedings in which such person was made a party by reason of the fact that he is or was an agent of the Registrant, if a majority of the disinterested directors or shareholders of the Registrant or special legal counsel selected by them determine that such person acted in good faith, had no reasonable cause to believe his conduct unlawful, and was not adjudged liable to the corporation or to have received an improper personal benefit.

    In addition, the Registrant's Articles of Incorporation provide that the directors of the Registrant shall not be personally liable for monetary damages to the Registrant for certain breaches of their fiduciary duty as directors, except for liabilities that involve intentional misconduct by the director, a knowing violation of law by the director, the authorization or illegal distributions or receipt of an improper personal benefit from their actions as directors. This provision might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefited the Registrant. In addition to the indemnification provisions set forth in the Registrant's Articles, the Registrant has entered into separate Indemnity Agreements with the directors of the Registrant and its subsidiaries which provide for the indemnification of such directors by the Registrant to the fullest extent allowed by the WBCA. The Indemnity Agreements indemnify each director and hold such director harmless against any loss arising from a claim or action relating to his or her services as a director. The Indemnity Agreements further provides that the Registrant will advance sufficient funds as may be necessary to investigate or defend claims against a director, and to reimburse funds that may be incurred by the director, with the proviso that the director will reimburse the Registrant any expenses paid to such director in the event it is later determined that the payment of such sums were not allowable under Washington law.

Item 7.  Exemption from Registration Claimed.

    Not Applicable

Item 8.  Exhibits.

    The following Exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description
4.1	Articles of Incorporation of Pacific Northwest Bancorp (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).
4.2	Bylaws of Pacific Northwest Bancorp (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).
4.3
Amendment to Bylaws of Pacific Northwest Bancorp dated March 20, 2001 (incorporated by reference to Exhibit 3.2.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).
23.1	Consent of Independent Auditors.
24.1	Power of Attorney (see signature page).
99.1	Amended and Restated Pacific Northwest Bancorp Salary Deferral 401(k) Plan.

    The undersigned Registrant hereby undertakes to submit, or cause to be submitted, the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

  (1)
  The undersigned Registrant hereby undertakes:

  (a)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

    (b)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)
    To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (2)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 27th day of December, 2001.

PACIFIC NORTHWEST BANCORP, a Washington corporation

By:	/s/ PATRICK M. FAHEY Patrick M. Fahey President and Chief Executive Officer

POWER OF ATTORNEY

    We, the undersigned officers and directors of Pacific Northwest Bancorp, hereby severally and individually constitute and appoint Patrick M. Fahey and Bette J. Floray, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ PATRICK M. FAHEY Patrick M. Fahey	President and Chief Executive Officer	December 18, 2001
/s/ BETTE J. FLORAY Bette J. Floray	Executive Vice President, Chief Financial Officer	December 18, 2001
/s/ ERIC D. JENSEN Eric D. Jensen	Senior Vice President, Chief Accounting Officer	December 18, 2001
/s/ GARY M. BOLYARD Gary M. Bolyard	Director	December 18, 2001

/s/ LARRY CARLSON Larry Carlson	Director	December 18, 2001
/s/ MICHAEL T. CRAWFORD Michael T. Crawford	Director	December 18, 2001
/s/ JEAN GORTON Jean Gorton	Director	December 18, 2001
/s/ C. STEPHEN LEWIS C. Stephen Lewis	Director	December 18, 2001
/s/ CLARK H. MOCK Clark H. Mock	Director	December 18, 2001
/s/ RUSSEL E. OLSON Russel E. Olson	Director	December 18, 2001
/s/ BETTY WOODS Betty Woods	Director	December 18, 2001
/s/ STEPHEN M. WALDEN Stephen M. Walden	Director	December 18, 2001

    The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Amended and Restated Pacific Northwest Bancorp Salary Deferral 401(k) Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 27th day of December, 2001.

Amended and Restated Pacific Northwest Bancorp Salary Deferral 401(k) Plan

By:	/s/ BETTE J. FLORAY Bette J. Floray Plan Administrator

INDEX TO EXHIBITS

Exhibit Number	Description	Sequentially Numbered Pages
4.1	Articles of Incorporation of Pacific Northwest Bancorp (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).
4.2	Bylaws of Pacific Northwest Bancorp (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).
4.3
Amendment to Bylaws of Pacific Northwest Bancorp dated March 20, 2001 (incorporated by reference to Exhibit 3.2.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).
23.1	Consent of Independent Auditors.
24.1	Power of Attorney (see signature page).
99.1	Amended and Restated Pacific Northwest Bancorp Salary Deferral 401(k) Plan.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interest of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS